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                      SECURITIES AND EXCHANGE COMMISSION
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                             WASHINGTON, DC 20549
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                                   FORM 8-K
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                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



    Date of report (Date of earliest event reported)       October 25, 2001
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                            Multi-Color Corporation
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              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


    Ohio                                 0-16148           31-1125853
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(STATE OR OTHER JURISDICTION          (COMMISSION          (IRS EMPLOYER
     OF INCORPORATION)                FILE NUMBER)        IDENTIFICATION NO.)



425 Walnut Street, Suite 1300, Cincinnati, Ohio                       45202
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)



Registrant's telephone number, including area code        513/381-1480
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Item 2. Acquisition or Disposition of Assets

On October 25, 2001, Multi-Color Corporation ("Company") acquired Premiere Labels, Inc. ("Premiere") of Troy, Ohio from the shareholders of Premiere. Premiere is a leading manufacturer of award-winning, pressure sensitive labels used by consumer product companies worldwide. The Company, through its wholly owned subsidiary, MCC-Troy, LLC, acquired the outstanding stock of Premiere. Operating assets of Premiere include several flexographic printing presses, finishing and other equipment, inventory and accounts receivable. Liabilities of Premiere include accounts payable, accrued liabilities and long term debt. The total purchase price, including assumed long term debt, was $5,306,000. The acquisition will be accounted for as a purchase, and accordingly the purchase price will be allocated to assets and liabilities based on their estimated value as of the date of acquisition. The cash used to acquire Premiere was provided by internally generated funds from operations.

While there was no prior relationship between the sellers and the Company, Dave Nosker, Vice President Marketing and Operations and Wilfred Bruns, salesperson and both shareholders of Premiere, joined the Company as Plant Manager and salesperson, respectively, of the Troy operation after the acquisition.

Item 7.  Financial Statements and Exhibits

No financial statements are required.

Exhibits:

Exhibit No.    Description of Exhibit
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10.1           Stock Purchase Agreement, dated October 25, 2001, between
               MCC-Troy, LLC, Premiere Labels, Inc. and its Shareholders:
               Michael Magel, Judith Magel, Eric Magel, David Nosker,
               Michelle Nosker and Wilfred Bruns.

99.1 Copy of the Press Release, dated October 29, 2001, issued by the Company, publicly announcing the actions reported therein.

                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:     /s/ Dawn H. Bertsche
Name:   Dawn H. Bertsche
Title:  Vice President-Finance, Chief Financial Officer
Date:   November 8, 2001

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